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                                                                    EXHIBIT 21.4

                       LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                          THE BOSTON BEER COMPANY, INC.
                                      AS OF
                                DECEMBER 28, 2002

Boston Beer Corporation
(a Massachusetts corporation)

Boston Brewing Company, Inc.
(a Massachusetts corporation)

Samuel Adams Brewery Company, Ltd.
(an Ohio limited liability company)

SABC Realty, Ltd.
(an Ohio limited liability company)

Malt Holdings Business Trust
(a Massachusetts business trust)

Hops Financial Holdings Business Trust
(a Massachusetts business trust)

Noble Investments Securities Corp.
(a Massachusetts corporation)

SABC Investments Limited Partnership
(a Massachusetts limited partnership)

BBC Keg Company LLC
(a Delaware corporation)